UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 6, 2019

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Brookfield Property REIT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Stock, par value $0.01 per share	BPR	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPRAP	Nasdaq Global Select Market

Item 2.02.	Results of Operations and Financial Condition.

On May 6, 2019, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at March 31, 2019 and December 31, 2018.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2019	December 31, 2018
Assets:
Investment in real estate:
Land	$2,707,917	$2,706,701
Buildings and equipment	10,903,813	10,774,079
Less accumulated depreciation	(2,291,563)	(2,214,603)
Construction in progress	522,233	576,695
Net property and equipment	11,842,400	11,842,872
Investment in Unconsolidated Real Estate Affiliates	5,381,821	5,385,582
Net investment in real estate	17,224,221	17,228,454
Cash and cash equivalents	200,786	247,019
Accounts receivable, net	222,840	222,562
Notes receivable	247,094	256,937
Deferred expenses, net	145,166	145,631
Prepaid expenses and other assets	351,377	313,648
Deferred tax assets, net	615,450	619,275
Total assets	$19,006,934	$19,033,526
Liabilities:
Mortgages, notes and loans payable (including related party debt of $341.8 million)	$13,498,426	$12,589,649
Investment in Unconsolidated Real Estate Affiliates	62,868	124,627
Accounts payable and accrued expenses	880,051	953,369
Dividend payable	49,119	4,668
Junior subordinated notes	206,200	206,200
Total liabilities	14,696,664	13,878,513
Redeemable equity interests	2,069,999	2,305,895
Redeemable noncontrolling interests	62,119	73,696
Total redeemable interests	2,132,118	2,379,591
Equity:
Total stockholders' equity	668,142	1,221,826
Noncontrolling interests	1,510,010	1,553,596
Total equity	2,178,152	2,775,422
Total liabilities, redeemable interests and equity	$19,006,934	$19,033,526

The following is the Company’s income statement for the three months ended March 31, 2019 and March 31, 2018.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental revenues, net	$323,020	$531,769
Management fees and other corporate revenues	41,188	25,766
Other	12,175	16,631
Total revenues	376,383	574,166
Expenses:
Real estate taxes	40,855	59,733
Property maintenance costs	10,061	14,713
Marketing	904	1,417
Other property operating costs	43,422	71,752
Provision for doubtful accounts	—	3,429
Property management and other costs	56,054	39,574
General and administrative	5,413	12,247
Costs related to the BPY Transaction	8,339	—
Provision for impairment	—	38,379
Depreciation and amortization	118,799	185,393
Total expenses	283,847	426,637
Interest and dividend income	8,422	9,148
Interest expense	(154,706)	(137,925)
Gains from changes in control of investment properties and other, net	—	12,664
(Loss) income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, and allocation to noncontrolling interests	(53,748)	31,416
(Provision for) benefit from income taxes	(4,450)	280
Equity (loss) in income of Unconsolidated Real Estate Affiliates	(7,873)	23,839
Unconsolidated Real Estate Affiliates - gain on investment, net	104,354	10,361
Net income	38,283	65,896
Allocation to noncontrolling interests	(6,633)	(1,860)
Net income attributable to Brookfield Property REIT Inc.	31,650	64,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: May 6, 2019	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary